Exhibit 23.1

October 31, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of 9060669 Canada Inc. and New Red Canada Limited Partnership of our report dated February 25, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Tim Hortons Inc., which appears in Tim Hortons Inc.’s Annual Report on Form 10-K for the year ended December 29, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, which is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity.